INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-92224 of Mid Continent Bancshares, Inc. on Form S-8 of our report dated November 14, 1997, (which contains an emphasis paragraph indicating that the
Company entered into an agreement to be acquired by another financial institution), appearing in and incorporated by reference in this Annual Report on Form 10-K of Mid Continent Bancshares, Inc. for the year ended September 30, 1997.




Kansas City, Missouri
December 23, 1997